Exhibit 99.1

FOR IMMEDIATE RELEASE

August 3, 2023	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE THIRD FISCAL QUARTER ENDING JUNE 27, 2023

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the third fiscal quarter ended June 27, 2023.

Key highlights of the Company’s financial results include:

●	Total Revenues for the quarter decreased 2.4% to $35.6 million compared to fiscal 2022 third quarter

●	Total Restaurant Sales for Bad Daddy’s restaurants were $26.1 million for the quarter

●	Same Store Sales for company-owned Bad Daddy’s restaurants decreased 1.4% for the quarter

●	Total Restaurant Sales for Good Times restaurants were $9.1 million for the quarter

●	Same Store Sales[1] for company-owned Good Times restaurants increased 2.1% for the quarter

●	Net Income Attributable to Common Shareholders was $0.3 million for the quarter

●	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $2.1 million

●	The Company ended the quarter with $3.7 million in cash and no long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Our Good Times brand had a fantastic quarter for both sales and profits, as we posted positive same store sales despite meaningfully unfavorable weather comparisons. I am pleased with the improvements made in food costs at both brands and the improvement in labor costs made at Good Times during what is typically our highest sales-indexing quarter.”

Mr. Zink continued, “We have invested in additional multi-unit supervisory roles at Bad Daddy’s to reduce spans of control as we seek to address declining sales in a couple of markets, most notably in the Atlanta market. We believe that the investment will pay off as we have already begun to see a turnaround in one of our most challenging restaurants in the market, which has followed the installation of a new general manager. We have completed construction of our upcoming Bad Daddy’s in Huntsville, Alabama, and are looking forward to its opening later this month.”

“Additionally, in late July, we acquired a previously-franchised Good Times restaurant in Greenwood Village, Colorado, a southern suburb of Denver. We look forward to the contribution of this restaurant to our Company-owned results moving in the future.” Zink concluded.

Conference Call: Management will host a conference call to discuss its third quarter 2023 financial results on Thursday, August 3, 2023 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer.

The conference call can be accessed live over the phone by dialing 888-210-2831 and entering Participant access code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.
2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, and licenses 40 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations and general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the COVID-19 pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints and wage increases for employees at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2022 and subsequent filings filed with the SEC.

GOOD TIMES RESTAURANTS INC. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Quarter Ended (13 Weeks)		Year-to-Date (39 Weeks)
	June 27, 2023	June 28, 2022	June 27, 2023	June 28, 2022
NET REVENUES:
Restaurant sales	$35,376	$36,265	$103,123	$102,305
Franchise revenues	244	232	676	705
Total net revenues	35,620	36,497	103,799	103,010

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,923	11,767	32,185	32,450
Payroll and other employee benefit costs	11,940	12,295	35,477	35,027
Restaurant occupancy costs	2,432	2,383	7,318	7,088
Other restaurant operating costs	4,811	4,753	14,129	13,558
Preopening costs	80	-	110	50
Depreciation and amortization	919	993	2,740	2,990
Total restaurant operating costs	31,105	32,191	91,959	91,163

General and administrative costs	2,365	2,384	7,040	7,677
Advertising costs	751	807	2,423	2,260
Impairment of long-lived assets	965	303	1,041	2,056
Gain on restaurant asset sale and lease termination	(10)	(9)	(32)	(666)
Litigation contingencies	-	-	-	332

INCOME FROM OPERATIONS:	444	821	1,368	188

Interest and other expense, net	(18)	(12)	(56)	(41)

NET INCOME BEFORE INCOME TAXES:	426	809	1,312	147

Provision for Income Taxes	(551)	(1)	(10,503)	(9)

NET INCOME:	$977	$808	$11,815	$138
Income attributable to non-controlling interests	(135)	(339)	(479)	(1,489)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$842	$469	$11,336	$(1,351)

NET INCOME (LOSS) PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.07	$0.04	$0.96	$(0.11)
Diluted	$0.07	$0.04	$0.95	$(0.11)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	11,700,044	12,457,251	11,853,441	12,502,449
Diluted	11,769,286	12,560,658	11,910,491	12,502,449

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	June 27, 2023	September 27, 2022
Selected Balance Sheet Data
Cash and cash equivalents	$3,684	$8,906

Current Assets	$7,180	$11,875

Total assets	$90,713	$86,388

Current Liabilities	$13,601	$12,897

Stockholders’ equity	$33,843	$27,788

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Third Fiscal Quarter (13 Weeks)		Year-to-Date (39 Weeks)		Third Fiscal Quarter (13 Weeks)		Year-to-Date (39 Weeks)
	2023	2022	2023	2022	2023	2022	2023	2022
Restaurant sales	$26,085	$27,172	$77,592	$77,210	$9,291	$9,093	$25,531	$25,095
Restaurants open at beginning of period	39	40	40	39	23	23	23	24
Restaurants opened or acquired during period	0	0	-	1	-	-	-	-
Restaurants closed during period	-	-	1	-	-	-	-	1
Restaurants open at period end	39	40	39	40	23	23	23	23

Restaurant operating weeks	504.0	520.0	1545.5	1535.0	299.0	299.0	897.0	922.0

Average weekly sales per restaurant	$51.8	$52.3	$50.2	$50.3	$31.1	$30.4	$28.5	$27.2

Certain percentage amounts in the table above may not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues)

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Quarter Ended (13 Weeks)
	June 27, 2023		June 28, 2022		June 27, 2023		June 28, 2022		June 27, 2023	June 28, 2022
Restaurant sales	$26,085	100.0%	$27,172	100.0%	$9,291	100.0%	$9,093	100.0%	$35,376	$36,265
Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	8,106	31.1%	8,832	32.5%	2,817	30.3%	2,935	32.3%	10,923	11,767
Payroll and benefits costs	9,054	34.7%	9,296	34.2%	2,886	31.1%	2,999	33.0%	11,940	12,295
Restaurant occupancy costs	1,700	6.5%	1,684	6.2%	732	7.9%	699	7.7%	2,432	2,383
Other restaurant operating costs	3,750	14.4%	3,742	13.8%	1,061	11.4%	1,011	11.1%	4,811	4,753
Restaurant-level operating profit	$3,475	13.3%	$3,618	13.3%	$1,795	19.3%	$1,449	15.9%	$5,270	$5,067

Franchise revenues									244	232
Deduct - Other operating:
Depreciation and amortization									919	993
General and administrative									2,365	2,384
Advertising costs									751	807
Impairment of long-lived assets									965	303
Gain on restaurant asset sale and lease termination									(10)	(9)
Pre-opening costs									80	-
Total other operating									5,070	4,478

Income from operations									$444	$821

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

.Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Year-to-Date Period Ended (39 Weeks)
	June 27, 2023		June 28, 2022		June 27, 2023		June 28, 2022		June 27, 2023	June 28, 2022
Restaurant sales	$77,592	100.0%	$77,210	100.0%	$25,531	100.0%	$25,095	100.0%	$103,123	$102,305
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below):
Food and packaging costs	24,131	31.1%	24,615	31.9%	8,054	31.5%	7,835	31.2%	32,185	32,450
Payroll and benefits costs	26,951	34.7%	26,450	34.3%	8,526	33.4%	8,577	34.2%	35,477	35,027
Restaurant occupancy costs	5,124	6.6%	5,011	6.5%	2,194	8.6%	2,077	8.3%	7,318	7,088
Other restaurant operating costs	11,084	14.3%	10,696	13.9%	3,045	11.9%	2,862	11.4%	14,129	13,558
Restaurant-level operating profit	$10,302	13.3%	$10,438	13.5%	$3,712	14.5%	$3,744	14.9%	$14,014	$14,182

Franchise revenues									676	705
Deduct - Other operating:
Depreciation and amortization									2,740	2,990
General and administrative									7,040	7,677
Advertising costs									2,423	2,260
Litigation Contingencies									-	332
Impairment of long-lived assets									1,041	2,056
Gain on restaurant asset sale									(32)	(666)
Pre-opening costs									110	50
Total other operating									13,322	14,699

Income from operations									$1,368	$188

Certain percentage amounts in the table above may not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2023 and fiscal 2022, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Quarter Ended (13 Weeks)		Year-to-Date (39 Weeks)
	June 27, 2023	June 28, 2022	June 27, 2023	June 28, 2022
Adjusted EBITDA:
Net Income (Loss), as reported	$291	$469	$10,785	$(1,351)
Depreciation and amortization	924	951	2,691	2,933
Interest expense, net	18	12	56	41
Provision for income taxes	(551)	1	(10,503)	9
EBITDA	1,233	1,433	3,580	1,632
Preopening expense	80	-	110	50
Non-cash stock-based compensation	15	60	104	208
Asset Impairment	965	303	1,041	2,056
GAAP rent-cash rent difference	(135)	(103)	(450)	(286)
Gain on restaurant asset sales and lease termination	(10)	(9)	(32)	(528)
One-time special allocation to Bad Daddy’s partnerships	-	-	-	516
Litigation contingencies	-	-	-	332
Adjusted EBITDA	$2,148	$1,684	$4,353	$3,980

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.